EXHIBIT 21





                             FIRSTENERGY CORP.

                  LIST OF SUBSIDIARIES OF THE REGISTRANT
                           AT DECEMBER 31, 2002


Ohio Edison Company - Incorporated in Ohio

The Cleveland Electric Illuminating Company - Incorporated in Ohio

The Toledo Edison Company - Incorporated in Ohio

Centerior Service Company - Incorporated in Ohio

FirstEnergy Properties Company - Incorporated in Ohio

FirstEnergy Ventures Corporation - Incorporated in Ohio

FirstEnergy Facilities Services Group, LLC - Incorporated in Ohio

FirstEnergy Securities Transfer Company - Incorporated in Ohio

FirstEnergy Service Company - Incorporated in Ohio

FirstEnergy Solutions Corp. - Incorporated in Ohio

MARBEL Energy Corporation - Incorporated in Ohio

FirstEnergy Nuclear Operating Company - Incorporated in Ohio

FirstEnergy Holdings, LLC - Incorporated in Ohio

FE Acquisition Corp. - Incorporated in Ohio

American Transmission Systems, Inc. - Incorporated in Ohio

FELHC, Inc. - Incorporated in Ohio

Jersey Central Power & Light Company - Incorporated in New Jersey

Metropolitan Edison Company - Incorporated in Pennsylvania

Pennsylvania Electric Company - Incorporated in Pennsylvania

GPU Advanced Resources, Inc. - Incorporated in Delaware

GPU Capital, Inc. - Incorporated in Delaware

GPU Diversified Holdings, LLC - Incorporated in Delaware

GPU Nuclear, Inc. - Incorporated in New Jersey

GPU Power, Inc. - Incorporated in Delaware

GPU Service, Inc. - Incorporated in Pennsylvania

GPU Telecom Services, Inc. - Incorporated in Delaware

MYR Group, Inc. - Incorporated in Delaware



                        Statement of Differences
                        ------------------------

Exhibit Number 21, List of Subsidiaries of the Registrant at December 31, 2002, is not included in the printed document.